UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1
to

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2004

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 rue Guillaume Kroll
L-1882 Luxembourg
(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition
SIGNATURES
Exhibit 99.1

Item 12. Results of Operations and Financial Condition

     On January 13, 2003, Accenture issued a supplemental press release clarifying information relating to its expected earnings per share for the second quarter of fiscal 2004. A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCENTURE SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory

/s/ Douglas G. Scrivner Name: Douglas G. Scrivner

Date: January 13, 2004